UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): November 8, 2011
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The Company issued a press release on November 8, 2011 (a copy of which is furnished hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference) disclosing information relating to the restatement of the financial statements included in its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2011 as more fully described under Item 4.02 below.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 is not incorporated by reference into any filings of the Company made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing, unless specifically stated so therein.
Item 2.06 Material Impairments.
In connection with the Company’s ongoing procedures relating to its fiscal year end review, the Company’s management, on November 8, 2011 concluded that the Company will record an impairment of the remaining intangible assets recorded in connection with the acquisition of Powell Canada totaling $7.2 million, or $0.61 per diluted share. This intangible asset impairment is the result of continued losses from Powell Canada, which have reduced and delayed the Company’s projections for revenues and cash flow going forward. We do not expect that any of the impairment charge will result in future cash expenditures. We expect to complete our intangible asset impairment testing procedures in time to incorporate the related results into our Form 10-K to be filed for the year ended September 30, 2011.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On November 8, 2011, the Audit Committee of the board of directors (the “Audit Committee”) of Powell Industries, Inc. (the “Company”), based on consultation with management, concluded that the Company’s unaudited interim consolidated financial statements for the quarters ended March 31 and June 30, 2011, each as previously filed with the Securities and Exchange Commission (“SEC”), should no longer be relied upon because of accounting errors that occurred at Powell Canada relating to the inaccurate recording of customer change orders, and an erroneous journal entry recorded in accounts payable, incorrect close-out of costs on certain jobs and the application of an incorrect manufacturing overhead rate, all of which caused earnings to be overstated in the respective quarters.
The Company will restate the unaudited interim consolidated financial statements identified above to include such presentation and file such restated consolidated financial statements with the SEC in amendments to the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2011 filed with the SEC on May 4 and August 8, 2011, respectively (the “10-Q Amendments”).
To date, we've identified the aformentioned errors and have reflected such errors in our "As Adjusted (Estimated)" table below. However, our review is ongoing and the amounts included in the "As Adjusted (Estimated)" are preliminary. The cumulative effect in net income and earnings per share as shown in the following table (in thousands, except per share data):

	Three Months Ended	Six Months Ended
	March 31, 2011	March 31, 2011
As reported:
Net Income attributable to Powell Industries, Inc.	$2,499	$4,931
Earnings per share, diluted	$0.21	$0.42
As adjusted (Estimated):
Net Income attributable to Powell Industries, Inc.	$1,198	$3,630
Earnings per share, diluted	$0.10	$0.31

	Three Months Ended	Nine Months Ended
	June 30, 2011	June 30, 2011
As reported:
Net Income attributable to Powell Industries, Inc.	$1,707	$6,638
Earnings per share, diluted	$0.14	$0.56
As adjusted (Estimated):
Net Income attributable to Powell Industries, Inc.	$297	$3,927
Earnings per share, diluted	$0.02	$0.33
The Audit Committee and management have discussed the matters set forth herein with PricewaterhouseCoopers LLP, the Company’s registered independent public accounting firm which was also the Company’s independent public accounting firm for the periods impacted by this restatement as described above.
In connection with the 10-Q Amendments, the Company’s management has identified material weaknesses in the Company’s internal control over financial reporting and disclosure controls and procedures as of the date the unaudited interim consolidated financial statements identified above were originally filed. The Company will report these material weaknesses in the 10-Q Amendments.
Item 9.01 — Financial Statements and Exhibits.
(d) — Exhibits

Exhibit
Number	Description
99.1	Press Release dated November 8, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: November 8, 2011	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Financial Officer)

4